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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                        Date of Report: December 6, 2002





                              TNR TECHNICAL, INC.
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          New York                      0-13011                  11-2565202
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(State or other jurisdiction          (Commission              (IRS Employer
      of incorporation)               File Number)           Identification No.)



  301 Central Park Drive, Sanford, FL                              32771
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(Address of principal executive offices)                         (Zip Code)



Registrant's telephone number, including area code:        (407) 321-3011
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                                 Not Applicable
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         (Former name or former address, if changed since last report.)


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Item 5.  Other Events and Regulation Disclosure

         On December 6, 2002, TNR Technical, Inc. held its annual meeting of stockholders. At the meeting, the stockholders re-elected its existing six directors for a period of one year and until their successors are elected and shall qualify. Re-elected were Wayne Thaw, Chief Executive Officer, Patrick Hoscoe, Vice President, Kathie Thaw, Vice President, Norman Thaw, Mitchell Thaw and Jerrold Lazarus.

         At the meeting, Mr. Wayne Thaw reported that net sales for the three months ended October 31, 2002 were $1,997,269 as compared to $2,030,707 for the comparable period of the prior year. Operating income for the three months ended October 31, 2002 was $239,544 as compared to $349,596 for the comparable period of the prior year. Income before income taxes for the three months ended October 31, 2002 was $307,591 as compared to $363,790 for the comparable period of the prior year. Net income and basic earnings per share for the three months ended October 31, 2002 were $208,381 and $.77, respectively, as compared to $227,072 and $.88, respectively, for the comparable period of the prior year.

         TNR Technical expects next week to file its Form 10-Q for the quarter ended October 31, 2002.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        TNR TECHNICAL, INC.

                                        By: /s/ Wayne Thaw
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                                           Wayne Thaw, President & CFO

Date:  December 6, 2002